Exhibit 99

1700 Lincoln Street, Suite 4700 Denver, CO 80203-4547 Phone: 303-837-1661 FAX: 303-861-4023

News Release

Company Contact: Brandon Day	February 23, 2022
Title: Investor Relations Director	For immediate release
Phone: 303-390-4969
Email: Brandond@whiting.com

Whiting Petroleum Reports Fourth Quarter and Full Year 2021 Results and Oil and Gas Reserves

Denver, February 23, 2022 – Whiting Petroleum Corporation (NYSE: WLL) (“Whiting” or the “Company”) today announced fourth quarter 2021 results.

Fourth Quarter 2021 Highlights

●	Revenue was $473 million for the quarter ending December 31, 2021
●	Net income (GAAP) was $292 million or $7.34 per diluted share
●	Adjusted net income (non-GAAP) was $168 million or $4.23 per diluted share
●	Adjusted EBITDAX (non-GAAP) was $226 million
●	Net cash provided by operating activities (GAAP) was $214 million
●	Adjusted free cash flow (non-GAAP) was $156 million
●	December 31, 2021 debt was $0

Lynn A. Peterson, President and CEO commented, “2021 was an eventful year as the Company had many accomplishments that strengthen us for the future.  The Company generated over $500 million of adjusted free cash flow, paid off over $360 million on its revolver, spent over $120 million for acquisitions net of divestitures, and ended the year completely debt free.  We divested of non-core assets in Colorado and added meaningful drilling inventory through the Company’s acquisition of working interest in its core Sanish field.  The Company’s year-end reserve volumes increased 25% over the previous year driven by the significant change in commodity pricing as well as additions from our drilling program and acquisitions.  As of December 31, 2021, our proved developed properties alone were valued at $3.6 billion, pre-tax and using SEC pricing of $66.56 per barrel.  We recently announced our first fixed dividend that is competitive to industry peers on a yield basis, with the expectation of growing our total return of capital significantly in the coming quarters through buybacks and other strategies. We continue to develop Whiting’s strategies of value creation for the Company’s stakeholders, provide a safe environment for our employees and contractors, and advance our ESG initiatives.”

Fourth Quarter and Full Year 2021 Results

Revenue for the fourth quarter of 2021 increased $72 million to $473 million when compared to the third quarter of 2021, primarily due to increased commodity prices between periods.  Revenue for the full year 2021 was $1.5 billion.

Net income for the fourth quarter of 2021 was $292 million, or $7.34 per share, as compared to $198 million, or $5.00 per share, for the third quarter of 2021.  Net income for the twelve months ending December 31, 2021 was $428 million, or $10.78 per share. Adjusted net income (non-GAAP) for the fourth quarter of 2021 was $168 million, or $4.23 per diluted share, as compared to $142 million, or $3.57 per diluted share, for the third quarter of 2021.  Adjusted net income (non-GAAP) for the twelve months ending December 31, 2021 was $535 million, or $13.49 per share.  The primary difference between net income and adjusted net income for all periods is non-cash expense related to the change in the value of the Company’s hedging portfolio.  The third quarter was also affected by the gain on sale of properties related to a previously announced divestiture.

The Company’s adjusted EBITDAX (non-GAAP) for the fourth quarter of 2021 was $226 million compared to $201 million for the third quarter of 2021.  Net cash provided by operating activities was $214 million in the fourth quarter and adjusted free cash flow (non-GAAP) was $156 million.  Adjusted EBITDAX (non-GAAP) for the twelve months ended December 31, 2021 was $774 million.  Net cash provided by operating activities was $740 million and adjusted free cash flow (non-GAAP) was $504 million for the twelve months ended December 31, 2021.

Adjusted net income, adjusted net income per share, adjusted EBITDAX and adjusted free cash flow are non-GAAP financial measures.  Please refer to the end of this release for disclosures and reconciliations regarding these measures.

Production for the fourth quarter averaged 92.8 thousand barrels of oil equivalent per day (MBOE/d) which was consistent with the previous quarter of 92.1 MBOE/d.  Oil production averaged 52.9 thousand barrels of oil per day (MBO/d) compared to 51.8 MBO/d in the third quarter 2021.

Capital expenditures in the fourth quarter of 2021 were $66 million compared to the third quarter 2021 spend of $67 million.  During the quarter, the Company drilled 17 gross/10.4 net operated wells and turned in line 16 gross/12.0 net operated wells.  As of December 31, 2021, the Company has 34 gross (20.2 net) drilled uncompleted wells.

Lease operating expense (LOE) for the fourth quarter of 2021 was $62 million compared to $57 million in the third quarter of 2021.  The increase was primarily due to more operated expense workovers and the effects of higher production.  General and administrative expenses in the fourth quarter of 2021 were $15 million compared to $12 million in the third quarter 2021.  Both quarters included approximately $3 million of non-cash stock compensation costs.

Liquidity

As of December 31, 2021, the Company had a borrowing base of $750 million on its revolving credit facility, no borrowings and unrestricted cash of $41 million, resulting in total liquidity of $790 million, net of outstanding letters of credit.  Whiting expects to continue to fund its 2022 operations and its dividend fully within operating cash flow.

Proved Reserves

During 2021, the Company added 20.3 million barrels of oil equivalent (MMBOE) of reserves primarily due to successful drilling in the Williston Basin.  Additionally, 15.9 MMBOE was added from acquisitions during the year, which was partially offset by a decrease of 10.7 MMBOE primarily due to the disposition of the Redtail field located in Colorado.  As of December 31, 2021, the Company’s estimated proved reserves totaled 326.0 MMBOE. The Standardized Measure of those reserves was $3,679 million and the pre-tax PV10% of those reserves was $4,381 million, in each case using SEC pricing as noted below.

The following table summarizes our estimated proved reserves as of December 31, 2021 with the corresponding pre-tax PV10% values:

	Proved Reserves (1)
						Pre-Tax
			Natural			PV10%
	Oil	NGLs	Gas	Total	%	Value (2)
Reserve Category	(MMBbl)	(MMBbl)	(Bcf)	(MMBOE)	Oil	(in millions)
Proved developed reserves	148.3	55.0	351.9	262.0	57%	$3,587
Proved undeveloped reserves	40.3	11.4	74.1	64.0	63%	794
Total proved reserves	188.6	66.4	426.0	326.0	58%	$4,381
Discounted future income tax expense						(702)
Standardized measure of discounted future net cash flows						$3,679

(1)	Oil and gas reserve quantities and related discounted future net cash flows have been derived from a WTI oil price of $66.56 per Bbl and a Henry Hub gas price of $3.60 per MMBtu, which were calculated using an average of the first-day-of-the-month price for each month within the 12 months ended December 31, 2021 as required by SEC and FASB guidelines.
(2)	Pre-tax PV10% may be considered a non-GAAP financial measure as defined by the SEC and is derived from the standardized measure of discounted future net cash flows (the “Standardized Measure”), which is the most directly comparable GAAP financial measure. Pre-tax PV10% is computed on the same basis as the Standardized Measure but without deducting future income taxes. We believe pre-tax PV10% is a useful measure for investors when evaluating the relative monetary significance of our oil and natural gas properties. We further believe investors may utilize our pre-tax PV10% as a basis for comparison of the relative size and value of our proved reserves to other companies because many factors that are unique to each individual company impact the amount of future income taxes to be paid. Our management uses this measure when assessing the potential return on investment related to our oil and gas properties and acquisitions. However, pre-tax PV10% is not a substitute for the Standardized Measure. Our pre-tax PV10% and Standardized Measure do not purport to present the fair value of our proved oil, NGL and natural gas reserves.

Conference Call

Whiting will host a conference call on Thursday, February 24, 2022 at 11:00 a.m. Eastern time (9:00 a.m. Mountain time) to discuss the fourth quarter 2021 results.  The call will be conducted by President and Chief Executive Officer Lynn A. Peterson, Executive Vice President Finance and Chief Financial Officer James P. Henderson, Executive Vice President Operations and Chief Operating Officer Charles J. Rimer and Investor Relations Director Brandon Day.  A question and answer session will immediately follow the discussion of the results for the quarter.

To participate in this call please dial:

Domestic Dial-in Number: (877) 328-5506

International Dial-in Number: (412) 317-5422

Webcast URL:  https://event.choruscall.com/mediaframe/webcast.html?webcastid=9BD9bizF

Replay Information:

Conference ID #:  4561404

Replay Dial-In (Toll Free): (877) 344-7529 (U.S.), (855) 669-9658 (Canada)

Replay Dial-In (International): (412) 317-0088

Expiration Date: March 3, 2022

Commodity Price Hedging

The Company uses commodity hedges in order to reduce the effects of commodity price volatility and to satisfy the requirements of its credit facility.  The following table summarizes Whiting’s hedging positions as of February 17, 2022:

					Weighted Average
Settlement Period	Index	Derivative Instrument	Total Volumes	Units	Swap Price	Floor	Ceiling
Crude Oil
2022 (1)	NYMEX WTI	Fixed Price Swaps	2,761,000	Bbl	$71.05	-	-
2022 (1)	NYMEX WTI	Two-way Collars	10,351,500	Bbl	-	$47.13	$57.62
Q1 2023	NYMEX WTI	Fixed Price Swaps	810,000	Bbl	$75.14	-	-
Q1-Q3 2023	NYMEX WTI	Two-way Collars	3,443,500	Bbl	-	$46.75	$58.87
		Total	17,366,000
Natural Gas
2022 (1)	NYMEX Henry Hub	Fixed Price Swaps	10,816,500	MMBtu	$3.51	-	-
2022 (1)	NYMEX Henry Hub	Two-way Collars	15,754,000	MMBtu	-	$2.67	$3.29
Q1 2023	NYMEX Henry Hub	Fixed Price Swaps	1,800,000	MMBtu	$4.25	-	-
Q1-Q3 2023	NYMEX Henry Hub	Two-way Collars	8,799,000	MMBtu	-	$2.42	$2.94
		Total	37,169,500
Natural Gas Basis (2)
2022 (1)	NNG Ventura to NYMEX	Fixed Price Swaps	5,222,500	MMBtu	$0.53	-	-
Q1-Q2 2023	NNG Ventura to NYMEX	Fixed Price Swaps	5,920,000	MMBtu	$0.40	-	-
		Total	11,142,500
NGL - Propane
2022 (1)	Mont Belvieu	Fixed Price Swaps	18,417,000	Gallons	$1.07	-	-
2022 (1)	Conway	Fixed Price Swaps	56,112,000	Gallons	$1.07	-	-
		Total	74,529,000

(1)Includes settlement periods of February through December 2022.

(2)

The weighted average price associated with the natural gas basis swaps shown in the table above represents the average fixed differential to NYMEX as stated in the related contracts, which is compared to the Northern Natural Gas Ventura Index (“NNG Ventura”) for each period.  If NYMEX combined with the fixed differential as stated in each contract is higher than the NNG Ventura index price at any settlement date, the Company receives the difference.  Conversely, if the NNG Ventura index price is higher than NYMEX combined with the fixed differential, the Company pays the difference.

Selected Operating and Financial Statistics

References to “Successor” refer to Whiting and its financial position and results of operations after its emergence from reorganization under chapter 11 of the Bankruptcy Code.  References to “Predecessor” refer to Whiting and its financial position and results of operations on or before the emergence date (September 1, 2020).

	Successor
	Three Months Ended
	December 31,	September 30,
	2021	2021
Selected operating statistics:
Production
Oil (MBbl)	4,871	4,763
NGLs (MBbl)	1,946	1,919
Natural gas (MMcf)	10,303	10,745
Total production (MBOE)	8,535	8,472
Average prices
Oil (per Bbl):
Price received	$75.75	$66.54
Effect of crude oil hedging (1)	(20.38)	(16.57)
Realized price	$55.37	$49.97
Weighted average NYMEX price (per Bbl) (2)	$77.00	$70.55
NGLs (per Bbl):
Price received	$28.74	$26.81
Effect of NGL hedging (3)	(2.08)	(1.93)
Realized price	$26.66	$24.88
Natural gas (per Mcf):
Price received	$3.68	$2.42
Effect of natural gas hedging (4)	(2.15)	(0.82)
Realized price	$1.53	$1.60
Weighted average NYMEX price (per MMBtu) (2)	$5.13	$3.95
Selected operating metrics:
Sales price, net of hedging ($ per BOE)	$39.53	$35.75
Lease operating ($ per BOE)	7.31	6.68
Transportation, gathering, compression and other ($ per BOE)	0.80	1.04
Depreciation, depletion and amortization ($ per BOE)	5.76	6.13
General and administrative ($ per BOE)	1.79	1.41
Production and ad valorem taxes (% of sales revenue)	7%	7%

(1)

Whiting paid $99 million and $79 million in pre-tax cash settlements on crude oil hedges during the three months ended December 31, 2021 and September 30, 2021, respectively.  Refer to “Commodity Price Hedging” above for a summary of Whiting’s outstanding hedges.

(2)	Average NYMEX prices weighted for monthly production volumes.
(3)

Whiting paid $4 million in pre-tax cash settlements on NGL hedges during the three months ended December 31, 2021 and September 30, 2021, respectively.  Refer to “Commodity Price Hedging” above for a summary of Whiting’s outstanding hedges.

(4)

Whiting paid $22 million and $9 million in pre-tax cash settlements on natural gas hedges during the three months ended December 31, 2021 and September 30, 2021, respectively.  Refer to “Commodity Price Hedging” above for a summary of Whiting’s outstanding hedges.

	Successor		Predecessor	Non-GAAP
	Year Ended December 31, 2021	Four Months Ended December 31, 2020	Eight Months Ended August 31, 2020	Combined Year Ended December 31, 2020
Selected operating statistics:
Production
Oil (MBbl)	19,316	6,857	15,273	22,130
NGLs (MBbl)	7,218	2,104	4,522	6,626
Natural gas (MMcf)	41,964	14,340	29,667	44,007
Total production (MBOE)	33,528	11,351	24,740	36,091
Average prices
Oil (per Bbl):
Price received	$64.77	$37.05	$28.86	$31.40
Effect of crude oil hedging (1)	(14.70)	(0.34)	3.00	1.96
Realized price	$50.07	$36.71	$31.86	$33.36
Weighted average NYMEX price (per Bbl) (2)	$67.86	$41.84	$38.23	$39.35
NGLs (per Bbl):
Price received	$22.53	$5.90	$4.45	$4.91
Effect of NGL hedging (3)	(1.19)	-	-	-
Realized price	$21.34	$5.90	$4.45	$4.91
Natural gas (per Mcf):
Price received	$2.34	$0.48	$(0.06)	$0.11
Effect of natural gas hedging (4)	(0.74)	(0.11)	(0.01)	(0.04)
Realized price	$1.60	$0.37	$(0.07)	$0.07
Weighted average NYMEX price (per MMBtu) (2)	$3.59	$2.44	$1.76	$1.98
Selected operating metrics:
Sales price, net of hedging ($ per BOE)	$35.44	$23.74	$20.39	$21.44
Lease operating ($ per BOE)	7.23	6.52	6.40	6.43
Transportation, gathering, compression and other ($ per BOE)	0.90	0.71	0.90	0.84
Depreciation, depletion and amortization ($ per BOE)	6.16	6.83	13.69	11.53
General and administrative ($ per BOE)	1.48	1.91	3.71	3.15
Production and ad valorem taxes (% of sales revenue)	7%	9%	9%	9%

(1)

Whiting paid $284 million and received $43 million in pre-tax cash settlements on crude oil hedges during the years ended December 31, 2021 and December 31, 2020, respectively.  Refer to “Commodity Price Hedging” above for a summary of Whiting’s outstanding hedges.

(2)	Average NYMEX prices weighted for monthly production volumes.
(3)	Whiting paid $9 million in pre-tax cash settlements on NGL hedges during the year ended December 31, 2021. Refer to “Commodity Price Hedging” above for a summary of Whiting’s outstanding hedges.
(4)

Whiting paid $31 million and $2 million in pre-tax cash settlements on natural gas hedges during the years ended December 31, 2021 and December 31, 2020, respectively.  Refer to “Commodity Price Hedging” above for a summary of Whiting’s outstanding hedges.

Selected Financial Data

For further information and discussion on the selected financial data below, please refer to Whiting’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission.

	Successor
	Three Months Ended
	December 31,	September 30,
	2021	2021
Selected financial data:
(In thousands, except per share data)
Total operating revenues	$473,408	$401,037
Total operating expenses	177,379	199,304
Total other expense, net	2,940	3,571
Net income	292,179	198,162
Per basic share	7.47	5.07
Per diluted share	7.34	5.00
Adjusted net income (1)	168,493	141,553
Per basic share	4.31	3.62
Per diluted share	4.23	3.57
Adjusted EBITDAX (1)	226,356	201,102
Net cash provided by operating activities	213,914	189,890
Adjusted free cash flow (1)	156,269	127,742

	Successor		Predecessor	Non-GAAP
	Year Ended December 31, 2021	Four Months Ended December 31, 2020	Eight Months Ended August 31, 2020	Combined Year Ended December 31, 2020
Selected financial data:
(In thousands, except per share data)
Total operating revenues	$1,533,481	$273,358	$459,004	$732,362
Total operating expenses	1,091,867	238,379	4,651,298	4,889,677
Total other (income) expense, net	12,798	7,944	(170,459)	(162,515)
Net income (loss)	427,906	39,073	(3,965,461)	(3,926,388)
Per basic share (2)	10.97	1.03	(43.37)	(103.11)
Per diluted share (2)	10.78	1.03	(43.37)	(103.11)
Adjusted net income (loss) (1)	535,441	63,794	(209,656)	(145,862)
Per basic share (2)	13.73	1.68	(2.29)	(3.83)
Per diluted share (2)	13.49	1.67	(2.29)	(3.83)
Adjusted EBITDAX (1)	774,025	154,521	227,580	382,101
Net cash provided by operating activities	740,243	82,168	112,613	194,781
Adjusted free cash flow (1)	503,550	102,493	(132,564)	(30,071)

(1)

Reconciliations of net income (loss) to adjusted net income (loss) and adjusted EBITDAX and net cash provided by operating activities to adjusted free cash flow are included later in this news release.

(2)	For the combined year ended December 31, 2020, the Company used the Successor’s basic and diluted weighted average share count to calculate per share amounts.

WHITING PETROLEUM CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	Successor
	December 31,	December 31,
	2021	2020
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$41,245	$28,367
Accounts receivable trade, net	279,865	142,830
Prepaid expenses and other	17,158	19,224
Total current assets	338,268	190,421
Property and equipment:
Oil and gas properties, successful efforts method	2,274,908	1,812,601
Other property and equipment	61,624	74,064
Total property and equipment	2,336,532	1,886,665
Less accumulated depreciation, depletion and amortization	(254,237)	(73,869)
Total property and equipment, net	2,082,295	1,812,796
Other long-term assets	37,368	40,723
TOTAL ASSETS	$2,457,931	$2,043,940
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable trade	$48,641	$23,697
Revenues and royalties payable	258,527	151,196
Accrued capital expenditures	38,914	20,155
Accrued liabilities and other	30,726	42,007
Accrued lease operating expenses	32,408	23,457
Taxes payable	18,864	11,997
Derivative liabilities	209,653	49,485
Total current liabilities	637,733	321,994
Long-term debt	-	360,000
Asset retirement obligations	93,915	91,864
Operating lease obligations	14,710	17,415
Long-term derivative liabilities	46,720	9,750
Other long-term liabilities	1,228	14,113
Total liabilities	794,306	815,136
Commitments and contingencies
Equity:
Common stock, $0.001 par value, 500,000,000 shares authorized; 39,133,637 issued and outstanding as of December 31, 2021 and 38,051,125 issued and outstanding as of December 31, 2020	39	38
Additional paid-in capital	1,196,607	1,189,693
Accumulated earnings	466,979	39,073
Total equity	1,663,625	1,228,804
TOTAL LIABILITIES AND EQUITY	$2,457,931	$2,043,940

WHITING PETROLEUM CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Successor
	Three Months Ended
	December 31,	September 30,
	2021	2021
OPERATING REVENUES
Oil, NGL and natural gas sales	$462,842	$394,333
Purchased gas sales	10,566	6,704
Total operating revenues	473,408	401,037
OPERATING EXPENSES
Lease operating expenses	62,393	56,562
Transportation, gathering, compression and other	6,801	8,835
Purchased gas expense	8,997	5,496
Production and ad valorem taxes	31,885	28,712
Depreciation, depletion and amortization	49,201	51,927
Exploration and impairment	2,666	3,446
General and administrative	15,273	11,961
Derivative (gain) loss, net	(4,530)	122,559
(Gain) loss on sale of properties	4,693	(90,194)
Total operating expenses	177,379	199,304
INCOME FROM OPERATIONS	296,029	201,733
OTHER INCOME (EXPENSE)
Interest expense	(3,426)	(3,871)
Other income	486	300
Total other expense	(2,940)	(3,571)
INCOME BEFORE INCOME TAXES	293,089	198,162
INCOME TAX EXPENSE
Current	910	-
Total income tax expense	910	-
NET INCOME	$292,179	$198,162
INCOME PER COMMON SHARE
Basic	$7.47	$5.07
Diluted	$7.34	$5.00
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	39,132	39,121
Diluted	39,819	39,622

WHITING PETROLEUM CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Successor		Predecessor	Non-GAAP
	Year Ended December 31, 2021	Four Months Ended December 31, 2020	Eight Months Ended August 31, 2020	Combined Year Ended December 31, 2020
OPERATING REVENUES
Oil, NGL and natural gas sales	$1,511,837	$273,358	$459,004	$732,362
Purchased gas sales	21,644	-	-	-
Total operating revenues	1,533,481	273,358	459,004	732,362
OPERATING EXPENSES
Lease operating expenses	242,476	73,981	158,228	232,209
Transportation, gathering, compression and other	30,107	8,038	22,266	30,304
Purchased gas expense	17,572	-	-	-
Production and ad valorem taxes	110,416	24,150	41,204	65,354
Depreciation, depletion and amortization	206,475	77,502	338,757	416,259
Exploration and impairment	10,781	7,865	4,184,830	4,192,695
General and administrative	49,520	21,734	91,816	113,550
Derivative (gain) loss, net	520,131	24,714	(181,614)	(156,900)
(Gain) loss on sale of properties	(95,611)	395	927	1,322
Amortization of deferred gain on sale	-	-	(5,116)	(5,116)
Total operating expenses	1,091,867	238,379	4,651,298	4,889,677
INCOME (LOSS) FROM OPERATIONS	441,614	34,979	(4,192,294)	(4,157,315)
OTHER INCOME (EXPENSE)
Interest expense	(16,381)	(8,080)	(73,054)	(81,134)
Gain on extinguishment of debt	-	-	25,883	25,883
Interest income and other	3,583	136	211	347
Reorganization items, net	-	-	217,419	217,419
Total other income (expense)	(12,798)	(7,944)	170,459	162,515
INCOME (LOSS) BEFORE INCOME TAXES	428,816	27,035	(4,021,835)	(3,994,800)
INCOME TAX EXPENSE (BENEFIT)
Current	910	2,463	2,718	5,181
Deferred	-	(14,501)	(59,092)	(73,593)
Total income tax expense (benefit)	910	(12,038)	(56,374)	(68,412)
NET INCOME (LOSS)	$427,906	$39,073	$(3,965,461)	$(3,926,388)
INCOME (LOSS) PER COMMON SHARE
Basic (1)	$10.97	$1.03	$(43.37)	$(103.11)
Diluted (1)	$10.78	$1.03	$(43.37)	$(103.11)
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic (1)	39,006	38,080	91,423	38,080
Diluted (1)	39,692	38,119	91,423	38,080

(1)	For the combined year ended December 31, 2020, the Company used the Successor’s basic and diluted weighted average share count to calculate per share amounts.

Non-GAAP Financial Measures

WHITING PETROLEUM CORPORATION

Reconciliation of Net Income to Adjusted Net Income

(in thousands, except per share data)

	Successor
	Three Months Ended
	December 31,	September 30,
	2021	2021
Net income	$292,179	$198,162
Adjustments:
(Gain) loss on sale of properties	4,693	(90,194)
Impairment expense	1,577	2,439
Total measure of derivative (gain) loss reported under U.S. GAAP	(4,530)	122,559
Total net cash settlements paid on commodity derivatives during the period	(125,426)	(91,413)
Adjusted net income (1)	$168,493	$141,553
Adjusted net income per share, basic (1)	$4.31	$3.62
Adjusted net income per share, diluted (1)	$4.23	$3.57

(1)

Adjusted net income and adjusted net income per share are non-GAAP measures.  Management believes they provide useful information to investors for analysis of Whiting’s fundamental business on a recurring basis.  In addition, management believes that adjusted net income is widely used by professional research analysts and others in valuation, comparison and investment recommendations of companies in the oil and gas exploration and production industry, and many investors use the published research of industry research analysts in making investment decisions.  Adjusted net income and adjusted net income per share should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, cash flow or liquidity measures under U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

WHITING PETROLEUM CORPORATION

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)

(in thousands, except per share data)

	Successor		Predecessor	Non-GAAP
	Year Ended December 31, 2021	Four Months Ended December 31, 2020	Eight Months Ended August 31, 2020	Combined Year Ended December 31, 2020
Net income (loss)	$427,906	$39,073	$(3,965,461)	$(3,926,388)
Adjustments:
Amortization of deferred gain on sale	-	-	(5,116)	(5,116)
(Gain) loss on sale of properties	(95,611)	395	927	1,322
Impairment expense	6,707	3,233	4,161,885	4,165,118
Gain on extinguishment of debt	-	-	(25,883)	(25,883)
Total measure of derivative (gain) loss reported under U.S. GAAP	520,131	24,714	(181,614)	(156,900)
Total net cash settlements received (paid) on commodity derivatives during the period	(323,692)	(3,942)	45,483	41,541
Reorganization items, net	-	-	(217,419)	(217,419)
Restructuring and other one-time costs (1)	-	12,359	32,888	45,247
Tax impact of basis difference for Whiting Canadian Holding Company ULC	-	(12,038)	(55,346)	(67,384)
Adjusted net income (loss) (2)	$535,441	$63,794	$(209,656)	$(145,862)
Adjusted net income (loss) per share, basic (2)(3)	$13.73	$1.68	$(2.29)	$(3.83)
Adjusted net income (loss) per share, diluted (2)(3)	$13.49	$1.67	$(2.29)	$(3.83)

(1)

Includes severance and restructuring charges incurred during a company restructuring in September 2020, cash retention incentives paid to Predecessor executives and directors in 2020, third-party advisory and legal fees incurred prior to and after emerging from chapter 11 bankruptcy and a litigation settlement.

(2)

Adjusted net income (loss) and adjusted net income (loss) per share are non-GAAP measures.  Management believes they provide useful information to investors for analysis of Whiting’s fundamental business on a recurring basis.  In addition, management believes that adjusted net income (loss) is widely used by professional research analysts and others in valuation, comparison and investment recommendations of companies in the oil and gas exploration and production industry, and many investors use the published research of industry research analysts in making investment decisions.  Adjusted net income (loss) and adjusted net income (loss) per share should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, cash flow or liquidity measures under U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

(3)	For the combined year ended December 31, 2020, the Company used the Successor’s basic and diluted weighted average share count to calculate per share amounts.

WHITING PETROLEUM CORPORATION

Reconciliation of Net Income to Adjusted EBITDA and Adjusted EBITDAX

(in thousands)

	Successor
	Three Months Ended
	December 31,	September 30,
	2021	2021
Net income	$292,179	$198,162
Interest expense	3,426	3,871
Income tax expense	910	-
Depreciation, depletion and amortization	49,201	51,927
Total measure of derivative (gain) loss reported under U.S. GAAP	(4,530)	122,559
Total cash settlements paid on commodity derivatives during the period	(125,426)	(91,413)
Non-cash stock-based compensation	3,237	2,744
Impairment expense	1,577	2,439
(Gain) loss on sale of properties	4,693	(90,194)
Adjusted EBITDA (1)	225,267	200,095
Exploration expense	1,089	1,007
Adjusted EBITDAX (1)	$226,356	$201,102

(1)

Adjusted EBITDA and Adjusted EBITDAX are non-GAAP measures.  These measures are presented because management believes they provide useful information to investors for analysis of the Company’s performance.  Adjusted EBITDA and Adjusted EBITDAX should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, cash flow or liquidity measures under U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

WHITING PETROLEUM CORPORATION

Reconciliation of Net Income (Loss) to Adjusted EBITDA and Adjusted EBITDAX

(in thousands)

	Successor		Predecessor	Non-GAAP
	Year Ended December 31, 2021	Four Months Ended December 31, 2020	Eight Months Ended August 31, 2020	Combined Year Ended December 31, 2020
Net income (loss)	$427,906	$39,073	$(3,965,461)	$(3,926,388)
Interest expense	16,381	8,080	73,054	81,134
Interest income	(1)	(2)	(211)	(213)
Income tax expense (benefit)	910	(12,038)	(56,374)	(68,412)
Depreciation, depletion and amortization	206,475	77,502	338,757	416,259
Amortization of deferred gain on sale	-	-	(5,116)	(5,116)
Total measure of derivative (gain) loss reported under U.S. GAAP	520,131	24,714	(181,614)	(156,900)
Total cash settlements received (paid) on commodity derivatives during the period, net of premiums/costs	(323,692)	(3,942)	45,483	41,541
Non-cash stock-based compensation	10,745	515	3,719	4,234
Impairment expense	6,707	3,233	4,161,885	4,165,118
Gain on extinguishment of debt	-	-	(25,883)	(25,883)
(Gain) loss on sale of properties	(95,611)	395	927	1,322
Reorganization items, net	-	-	(217,419)	(217,419)
Restructuring and other one-time costs (1)	-	12,359	32,888	45,247
Adjusted EBITDA (2)	769,951	149,889	204,635	354,524
Exploration expense	4,074	4,632	22,945	27,577
Adjusted EBITDAX (2)	$774,025	$154,521	$227,580	$382,101

(1)

Includes severance and restructuring charges incurred during a company restructuring in September 2020, cash retention incentives paid to Predecessor executives and directors in 2020, third-party advisory and legal fees incurred prior to and after emerging from chapter 11 bankruptcy and a litigation settlement.

(2)

Adjusted EBITDA and Adjusted EBITDAX are non-GAAP measures.  These measures are presented because management believes they provide useful information to investors for analysis of the Company’s performance.  Adjusted EBITDA and Adjusted EBITDAX should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, cash flow or liquidity measures under U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

WHITING PETROLEUM CORPORATION

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

(in thousands)

	Successor
	Three Months Ended
	December 31,	September 30,
	2021	2021
Net cash provided by operating activities	$213,914	$189,890
Changes in working capital	8,550	4,788
Accrued capital expenditures	(66,195)	(66,936)
Adjusted free cash flow (1)	$156,269	$127,742

	Successor		Predecessor	Non-GAAP
	Year Ended December 31, 2021	Four Months Ended December 31, 2020	Eight Months Ended August 31, 2020	Combined Year Ended December 31, 2020
Net cash provided by operating activities	$740,243	$82,168	112,613	194,781
Changes in working capital	10,508	44,318	(59,815)	(15,497)
Accrued capital expenditures	(247,201)	(23,993)	(185,362)	(209,355)
Adjusted free cash flow (1)	$503,550	$102,493	$(132,564)	$(30,071)

(1)

Adjusted free cash flow is a non-GAAP measure.  This measure is presented because management believes it provides useful information to investors for analysis of the Company’s ability to internally fund acquisitions and development activity and reduce its borrowings outstanding under its revolving credit facility.  This measure should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, cash flow or liquidity measures under U.S. GAAP and may not be comparable to other similarly titled measures of other companies. The Company is unable to present a reconciliation of forward-looking adjusted free cash flow because components of the calculation, including fluctuations in working capital accounts, are inherently unpredictable.  Moreover, estimating the most directly comparable GAAP measure with the required precision necessary to provide a meaningful reconciliation is extremely difficult and could not be accomplished without unreasonable effort.  The Company believes that forward-looking estimates of adjusted free cash flow are important to investors because they assist in the analysis of its ability to generate cash from our operations.

About Whiting Petroleum Corporation

Whiting Petroleum Corporation, a Delaware corporation, is an independent oil and gas company engaged in the development, production and acquisition of crude oil, NGLs and natural gas primarily in the Rocky Mountains region of the United States.  The Company’s largest projects are in the Bakken and Three Forks plays in North Dakota and Montana.  The Company trades publicly under the symbol WLL on the New York Stock Exchange.  For further information, please visit http://www.whiting.com.

Forward-Looking Statements

This news release contains statements that we believe to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements other than historical facts, including, without limitation, statements regarding our future financial position, business strategy, projected production, cash flows, revenues, costs, capital expenditures and debt levels, the effect of acquisitions and divestitures and plans, dividends and other forms of return of capital, and objectives of management for future operations, are forward-looking statements. When used in this news release, words such as “guidance,” or “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe” or “should” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements.

These risks and uncertainties include, but are not limited to, risks associated with:

●	declines in, or extended periods of low oil, NGL or natural gas prices;
●	the occurrence of epidemic or pandemic diseases, including the coronavirus pandemic;
●	action or inaction of the Organization of Petroleum Exporting Countries and other oil exporting nations to set and maintain production levels;
●	the impacts of hedging on our results of operations;
●	regulatory developments, including the potential shutdown of the Dakota Access Pipeline and new or amended federal, state and local initiatives relating to the regulation of hydraulic fracturing, air emissions and other aspects of oil and gas operations that could have a negative effect on the oil and gas industry and/or increase costs of compliance;
●	the geographic concentration of our operations;
●	our inability to access oil and gas markets due to market conditions or operational impediments;
●	adequacy of midstream and downstream transportation capacity and infrastructure;
●	shortages of or delays in obtaining qualified personnel or equipment, including drilling rigs and completion services;
●	adverse weather conditions that may negatively impact development or production activities;
●	potential losses and claims resulting from our oil and gas operations, including uninsured or underinsured losses;
●	lack of control over non-operated properties;
●	cybersecurity attacks or failures of our telecommunication and other information technology infrastructure;
●	revisions to reserve estimates as a result of changes in commodity prices, regulation and other factors;
●	inaccuracies of our reserve estimates or our assumptions underlying them;
●	impact of negative shifts in investor sentiment and public perception towards the oil and gas industry and corporate governance standards;
●	climate change issues;
●	litigation and other legal proceedings; and
●	other risks described under the caption “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2021.

We assume no obligation, and disclaim any duty, to update the forward-looking statements in this news release.